Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

December 31, 2021

Shareholders, Clients and Team Members:

I am pleased to report that, once again, your Company had a successful year. In addition to reporting income before taxes of approximately $16.1 million, return on average tangible equity of 15.83% and return on average assets of 1.29%, the Board of Directors declared a $0.21 per share dividend, which is the 12th increase in quarterly dividends since 2012.

While over the past two years we originated more than 3,100 Paycheck Protection Program loans totaling $183.4 million to assist our clients and communities during the pandemic, we were able to turn our focus toward loan growth in the second quarter of 2021. Those efforts resulted in $53.5 million (9.7%) in traditional loan growth during the second half of 2021 and a robust loan pipeline to start 2022, which is necessary to resume growth of sustainable earnings. We continue to believe that development of full relationships with our clients is key to the continued increase in long-term income generation for our shareholders. As such, we will continue to focus our activities around driving those relationships across services and product lines in an increasing number of markets.

Margin income may always be our largest source of income, but industry-wide margin compression has made activities related to the generation of non-interest income increasingly more important, and at the same time is providing opportunities for our Residential Mortgage and Governmental Lending Units to capture relationships during those transactions. Relationship banking is, has been, and will continue to be the fundamental driver of our long-term profitability and success.

The continued accomplishments of your Company is the undeniable result of the ongoing efforts of the Company’s dedicated team members and Board of Directors in implementing our Strategic Plan. Their efforts and our strong corporate values of respect for and accountability to our shareholders, clients, colleagues, and communities are the foundation for the continued success of your Company. Thank you for your ongoing support and the trust you have placed in us.

Respectfully,

Brian D. Young

President and CEO

United Bancshares, Inc.

and Subsidiaries

Financial Information (unaudited)	Year ended December 31, 2021	Year ended December 31, 2020
	(dollars in thousands, except per share data)
CONDENSED STATEMENTS OF INCOME
Interest income	$38,804	$40,030
Interest expense	3,069	6,988
Net interest income	35,735	33,042
Provision for loan losses	300	6,200
Net interest income after provision for loan losses	35,435	26,842
Non-interest income	17,346	27,000
Non-interest expense	36,706	37,165
Income before income taxes	16,075	16,677
Provision for income taxes	2,494	2,922
Net income	$13,581	$13,755

Average common shares outstanding (basic)	3,277,062	3,270,996

PER COMMON SHARE
Net income	$4.14	$4.21
Book value	$36.39	$34.11
Tangible book value (non-GAAP)*	$27.50	$25.17
Closing price	$30.55	$25.44

FINANCIAL RATIOS
Return on average assets	1.29%	1.42%
Return on average tangible equity (non-GAAP)*	15.83%	18.53%
Net interest margin, tax equivalent (non-GAAP)*	3.77%	3.92%
Efficiency ratio (non-GAAP)*	68.14%	61.29%
Loans (including held for sale) to deposits	66.50%	77.83%

PERIOD END BALANCES

	As of December 31, 2021	As of December 31, 2020
Assets	$1,076,556	$978,532
Loans, gross	$609,559	$634,103
Deposits	$930,413	$838,378
Shareholders' equity	$119,095	$111,599

Common shares outstanding	3,272,585	3,271,984

* Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include tangible book value, return on average tangible equity, net interest margin (tax-equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying table. Management, as well as regulators, financial analysts and other investors may use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total shareholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

United Bancshares, Inc.

and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

Shareholders' Equity to Tangible Equity	December 31, 2021	December 31, 2020
Shareholders' equity	$119,095	$111,599
Less goodwill and other intangibles	29,115	29,259
Tangible common equity	$89,980	$82,340
Average Shareholders' equity	$114,981	$103,547
Less average goodwill and other intangibles	29,199	29,329
Average tangible common equity	$85,782	$74,218

Tangible Book Value Per Common Share
Tangible common equity (a)	$89,980	$82,340
Total common shares issued and outstanding (b)	3,272,585	3,271,984
Tangible book value per common share (a)/(b)	$27.50	$25.17

Return on Average Tangible Equity
Net income (c)	$13,581	$13,755
Average tangible common equity (d)	$85,782	$74,218
Return on average tangible common equity (c/d)	15.83%	18.53%

Net Interest Margin, Tax-Equivalent
Net interest income	$35,735	$33,042
Tax-equivalent adjustment	784	598
Tax-equivalent net interest income (e)	$36,519	$33,640
Average earning assets (f)	$969,418	$857,179
Net interest margin, tax-equivalent (e)/(f)	3.77%	3.92%

Efficiency Ratio, Tax-Equivalent
Non-interest expense (g)	$36,706	$37,165
Tax-equivalent net interest income	36,519	33,640
Non-interest income	17,346	27,000
Total revenue (h)	$53,865	$60,640
Efficiency ratio (g)/(h)	68.14%	61.29%

UNITED BANCSHARES, INC.

DIRECTORS

Robert L. Benroth Herbert H. Huffman H. Edward Rigel David P. Roach	Daniel W. Schutt – Chairman R. Steven Unverferth Brian D. Young

OFFICERS

Brian D. Young - President/CEO

Heather M. Oatman - Secretary

THE UNION BANK COMPANY

DIRECTORS

Robert L. Benroth Anthony M.V. Eramo Herbert H. Huffman Kevin L. Lammon William R. Perry H. Edward Rigel	David P. Roach Carol R. Russell Daniel W. Schutt R. Steven Unverferth Dr. Jane M. Wood Brian D. Young - Chairman/President/CEO

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the NASDAQ Markets Exchange under the symbol “UBOH” since March 2001. Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about United Bancshares, Inc. are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1300 N. Main St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Dr.

Columbus Grove, OH 45830

419-659-4250

30 Coal Bend

Delaware, OH 43015

740-549-3400

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

1500 Bright Rd.

Findlay, OH 45840

419-424-1400

222 S. Main St., Unit 1

Findlay, OH 45840

419-659-2141

461 Beecher Road

Gahanna, OH 43230

614-269-4400

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

701 Shawnee Rd.

Lima, OH 45805

419-228-2114

111 S. Main St.

Marion, OH 43302

740-387-2265

220 Richland Rd.

Marion, OH 43302

740-386-2171

240 W. Fifth St.

Marysville, OH 43040

419-659-2141

245 W. Main St.

Ottawa, OH 45875

419-523-2265

103 E. Perry St.

Paulding, OH 45879

419-567-1075

132 E. Front St.

Pemberville, OH 43450

419-287-3211

2660 US Hwy 224, Ste. 3

Plymouth, OH 44865

419-659-2141

468 Polaris Parkway

Westerville, OH 43082

614-269-4402